UBS Financial Services Draft as of February 9, 2006

Subject to Revision and Formatting

SELLING AGREEMENT

Table of Contents

1.

Sale of Shares

2.

Client Transactions

3.

Services to be Provided by UBS Financial Services Inc.

4.

Representations and Warranties

5.

Compensation

6.

Indemnification

7.

Treatment of Information Related to the Parties

8.

Amendments to Agreement

9.

Duration and Termination of Agreement

10.

Arbitration

11.

Miscellaneous

Exhibit A

Exhibit B

Exhibit C

Addenda

This Selling Agreement (together with all exhibits hereto and as supplemented by amendments and addendums from time to time, “Agreement”) is entered into as of _________, 20__, by and between UBS Financial Services Inc., a Delaware corporation (“UBS-FS”) and _________________, a __________ corporation (“Distributor” and, together with UBS-FS, a “Party”) on its own behalf and on behalf of each of the registered investment companies listed on Exhibit A (such registered investment companies and the specific series or classes of shares listed in Exhibit A being referred to as the “Fund(s)”).

WHEREAS, UBS-FS is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (“1934 Act”); Distributor is the principal underwriter and distributor for the Funds, each of which is registered with the SEC as an open-end management investment company under the Investment Company Act of 1940 (“1940 Act”), and wishes to make shares of the Funds, which may include shares issued in separate series or classes, available to the customers of UBS-FS; and, Distributor wishes to appoint UBS-FS, directly and through each of its affiliates as UBS-FS may choose in its sole discretion, and UBS-FS hereby agrees, to provide distribution assistance and shareholder services pertaining to the Funds under the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the parties agree as follows:

Sale of Shares.

(a)

UBS-FS may, in its sole discretion, make available Shares of any or all of the Funds listed on Exhibit A, pursuant to the limitations in Exhibit A and subject to the right of the Distributor or the Funds to temporarily or permanently discontinue the general offering of shares of any of its Funds; provided, however, that the Distributor will notify UBS-FS in writing at least 60 days in advance prior to discontinuing the offering of any Funds or shares offered, and provided further that the failure of the Distributor to provide such notification shall obligate the Distributor and the Funds to accept orders for such discontinued Funds or shares until UBS-FS is able operationally to cease offering the Funds or shares, which period shall not exceed 60 days.  UBS-FS will have the right to discontinue the use of any Funds at any time.  Distributor further agrees to update Exhibit A as necessary from time to time, and to notify UBS-FS at least 45 days in advance of the offering of a new Fund and/or new share class to be covered by this Agreement.  The notice from Distributor in the immediately preceding sentence must consist of the following: a marked current statutory prospectus, whether in paper format or electronic format, as included in the Fund’s currently effective registration statement (or post-effective amendment thereto) filed with the SEC pursuant to the Securities Act of 1933 (“1933 Act”) (“Prospectus”) or marked current statement of additional information, whether in paper format or electronic format, as included in the Fund’s currently effective registration statement (or post-effective amendment thereto) filed with the SEC pursuant to the 1933 Act (“SAI”) that indicates all changes to the Prospectus or SAI resulting from the new Funds or share classes and a cover letter describing the changes to the Prospectus or SAI.  (The terms “Prospectus” and “SAI” include any information that the Fund files with the SEC under the 1933 Act as a supplement to such prospectus or statement of additional information, respectively.)  Distributor further acknowledges and agrees that it may not market or introduce any new Funds or share classes (including Funds and/or shares designed specifically for retirement plans or other specific client segment) to UBS-FS personnel (or those of its affiliates covered hereunder) until such time as UBS-FS approves (in writing) the new Fund and/or share class for distribution through its system.  UBS Financial Services and each Fund or its transfer, shareholder servicing and/or other agent has entered into a separate written agreement to facilitate the transmission of information regarding such accounts through the NETWORKING system of the National Securities Clearing Corporation (“NSCC”) (that agreement and any exhibits thereto, the “NETWORKING Agreement”).  The parties agree that each account served pursuant to this Agreement will be maintained through the NSCC’s NETWORKING system at matrix level 3.

(b)

UBS-FS and Distributor agree that UBS-FS may sell the Shares through the wrap-fee programs sponsored by UBS-FS and listed in Exhibit C (each, a “Program” or, together, the “Programs”), which UBS-FS may amend at any time in its sole discretion upon written notice to Distributor, and subject to the compensation terms as described in Section 5 of this Agreement.  UBS-FS and Distributor agree (1) that clients of UBS-FS who participate in any of the Programs (“Program Clients”) may purchase the shares of certain proprietary and nonproprietary open-end management investment companies and (2) to allow Shares that Program Clients have purchased outside the Programs to be brought within a Program, subject to the terms and conditions of this Agreement.  Distributor’s receipt of each new Exhibit C prepared by UBS-FS will serve as acknowledgement by Distributor of its desire to participate in the Program(s) added to Exhibit C; provided, however, that a Program that results in new compensation obligation for Distributor may not be added to Exhibit C without the execution of an amendment pursuant to Section [_].  Distributor and each Fund agree that all Program-related transactions that are effected pursuant to this Agreement will be made (1) without any initial sales charges, loads, transaction fees, contingent deferred sales loads, or any fee charged to exchange one Fund’s Shares for Shares of another Fund, but UBS-FS will be entitled to receive services fees as set forth in Section 5 hereof, and (2) no minimum amount will be required to make an additional purchase or redemption of Shares (whether by direct investment or exchange).  However, Program Clients will continue to be subject to the Funds’ requirements regarding minimum initial investments; provided, however, that in no event will such requirements exceed a minimum investment of $2,500.  UBS-FS and Distributor agree that only Program Clients may be offered Shares at net asset value pursuant to this Agreement.  Distributor agrees to notify UBS-FS promptly of any change to any Fund’s Prospectus or SAI that changes the requirements for offering the Shares to Program Clients at net asset value.

With regard to each transaction in Shares for, and any services provided to, a Client: (i) UBS-FS will act solely as agent for its client, and in no circumstances will UBS-FS be authorized by this Agreement to act as agent for Distributor or for any Fund; (ii) UBS-FS will initiate transactions only upon the client’s order; (iii) Distributor will effect transactions only upon receiving instructions from UBS-FS as agent for its client; (iv) as between UBS-FS and its client, the client will have full beneficial ownership of all Shares; and (v) each transaction will be for the client’s account and not for UBS-FS’ own account, and will be without recourse to UBS-FS. UBS-FS will maintain with the Fund’s shareholder servicing agent separate accounts for each Client who purchases Shares pursuant to this Agreement.  Notwithstanding the foregoing, Distributor, on behalf of each Fund, hereby appoints UBS-FS as each Fund’s agent for the limited purpose of accepting orders of purchase and redemption by clients and receipt by UBS-FS shall therefore constitute receipt by the Fund of such orders for purposes of determining the net asset value at which such orders will be executed.  Except as specifically set forth herein, nothing in this Agreement will be deemed or construed to make UBS-FS a partner, employee, representative, or agent of Distributor or any Fund or to create a partnership, joint venture, syndicate, or association between or among said parties.  Neither this Agreement nor the performance of the services of the parties hereunder will be considered to constitute an exclusive arrangement by either Party.  Distributor understands and agrees that UBS-FS may offer the Shares pursuant to this Agreement to Clients through certain affiliates and subsidiaries, provided that UBS-FS shall be responsible for and obligated by the actions of any such affiliates or subsidiaries as if they were the actions of UBS-FS itself.

UBS-FS agrees to make Shares available to its clients only at their current offering price, as determined in accordance with the Fund's Prospectus and SAI.  UBS-FS assumes no responsibility or liability for the determination of that offering price.  UBS-FS agrees to deliver or cause to be delivered to each customer, at or prior to the time of any purchase of shares of a Fund, a copy of the Prospectus of the Fund, unless such Prospectus already has been furnished to the customer. UBS-FS agrees to deliver or cause to be delivered, upon request by a customer, a copy of the SAI of the Fund.  UBS-FS agrees to place orders for Fund shares only to cover purchase orders that UBS-FS has previously received from its customers.  UBS-FS will not withhold placing customers' orders so as to profit itself as a result of such withholding (for example, by a change in a Fund's net asset value from that used in determining the offering or redemption price to UBS-FS’ customers).  Notwithstanding any other provision of this Agreement, UBS-FS may assess a transaction fee against its customers upon the purchase, exchange, or redemption of Fund shares for the execution of such orders.  Further, UBS-FS agrees to cooperate with reasonable efforts by Distributor or the Funds to assure themselves that UBS-FS has implemented effective compliance policies and procedures administered by qualified personnel including, without limitation: permitting Distributor and the Funds to become familiar with UBS-FS’ operations; permitting Distributor and the Funds to maintain an active working relationship with compliance personnel of UBS-FS; and making UBS-FS personnel and applicable policies and procedures, or summaries thereof, available to such audit personnel as Distributor or the Funds may designate to audit the effectiveness of its compliance controls.  Distributor shall bear any expenses incurred by UBS-FS in connection with request by the Distributor or the Funds pursuant to the immediately preceding paragraph.  If UBS-FS clients submit share certificates for transfer, UBS-FS will deposit such certificates, properly endorsed, with the Fund or its agent in accordance with the NETWORKING Agreement, applicable NSCC rules and procedures, and any other procedures that the parties may agree upon from time to time.

Distributor agrees that it will provide UBS-FS or its designated agent with sufficient quantities of current Fund prospectuses, including any amendments or supplements thereto, and that any updates, amendments or supplements to the prospectuses will be provided to UBS-FS or its designated agent by Distributor at the time of any such update, amendment or supplement, with instructions to cease distribution of any prior versions of such prospectus then in stock and to mail the updated prospectus to all existing Fund shareholders; provided, however, that Distributor shall provide 60 days written notice to UBS-FS of every material change in the prospectuses, including, but not limited to, changes to the terms of the share classes, NAV programs and retirement plans.  The cost of producing and delivering to UBS-FS or its designated agent such prospectuses, amendments and/or supplements shall be borne by Distributor.  Distributor agrees to maintain an errors and omissions insurance policy of at least $5 million and to provide certification to UBS-FS of the coverage and status of this policy.  Distributor agrees to not make calculators or other tools unavailable to UBS-FS personnel without prior written approval from UBS-FS, which UBS-FS may withhold in its sole discretion.  [Distributor agrees to comply with UBS-FS’s “Policy of Soft Dollar and Directed Brokerage Agreements,” which applies to, but is not limited to, exchanges of directed trades for research, services, payment of expenses and brokerage services in exchange for directed trades, including commission recapture programs.]  The Distributor will not accept conditional orders for Fund shares. All orders are subject to acceptance or rejection by the Distributor or the Fund in either's sole discretion. The Distributor or any Fund may, without notice, suspend sales or withdraw the offering of Fund shares or make a limited offering of Fund shares.

(f)  Each Party agrees to comply with all applicable federal and state laws, rules, and regulations (“Applicable Law”), and agrees to maintain systems, procedures and/or policies in place reasonably designed to ensure that it complies with the terms of this Agreement, the Prospectus requirements and Applicable Law.  The Distributor will advise UBS-FS in writing of the states and jurisdictions in which shares of each Fund may be offered and sold either pursuant to a notice filing or other qualification for sale under, or exempt from the requirements of, applicable laws. UBS-FS agrees to make Fund shares available only to its customers who reside in such states and jurisdictions. The Distributor immediately will advise UBS-FS in writing if any such eligibility of Fund shares or sales through qualification or otherwise is terminated or if the Distributor wishes to prevent UBS-FS from placing purchase orders on behalf of its customers who reside in a particular state or jurisdiction. UBS-FS may rely solely on the Distributor's representations regarding the registration or qualification of Fund shares.  Each Party agrees to maintain its broker/dealer registration and qualifications and its National Association of Securities Dealers Inc. (“NASD”) membership in good standing throughout the term of this Agreement.  Each Party agrees to notify the other promptly in the event that it ceases to be a member in good standing of the NASD or to be registered as a broker/dealer under the 1934 Act.  Each Party agrees to abide by all of the rules and regulations of the NASD, including, without limitation, the NASD's Conduct Rules; in particular, Rule 2830 thereof is deemed a part of and is incorporated by reference into this Agreement.  Unless required by a Fund’s Prospectus or by any Applicable Law, certificates evidencing Shares will not be available, and any transaction in Shares will be effected and evidenced by book-entry on the records maintained by the Fund’s transfer agent.

Client Transactions.

(a) Orders for the purchase of Fund Shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales charge, if any) and all orders for the redemption of any Fund Shares shall be executed at the net asset value per share less the applicable deferred sales charge, redemption fee or similar charge or fee, if any.  Specifically, orders to purchase and redeem shares of the Funds received by UBS-FS from Clients prior to 4:00 p.m. Eastern Time on any day that the Funds are open for business (“Day 1”) will be transmitted to the Funds or the TA for the Funds no later than 9:00 a.m. Eastern Time on the next day that the Funds are open for business (“Day 2”) (such purchases and redemptions are referred to as “Day 1 Trades”).  Orders to purchase and redeem shares of the Funds received by UBS-FS from Clients after 4:00 p.m. Eastern Time on Day 1, but prior to 4:00 p.m. Eastern Time on Day 2, will be transmitted to the Funds or the TA no later than 9:00 a.m. Eastern Time on the second day that the Fund is open for business following Day 1 (such purchases and redemptions are referred to as “Day 2 Trades”).  Day 1 Trades will be effected at the net asset value of each Fund's Shares calculated as of the close of business on Day 1, and Day 2 Trades will be effected as of the close of business on Day 2.  Distributor agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Funds or the TA prior to the close of business on Day 1 for all purposes, including without limitation, effecting distributions.

Distributor understands that UBS-FS has in place a sales policy with respect to Class B shares of all Funds that, among other things:  (i) prohibits soliciting or recommending Class B share purchases in the amount of $50,000 to $249,999; (ii) requires that any unsolicited Class B share purchases in the amount of $50,000 to $249,999 be accompanied by an executed client disclosure letter; and (iii) prohibits single Class B share purchases in the amount of $250,000 or more, whether solicited or unsolicited. Distributor understands and agrees that UBS-FS may, from time to time, implement additional internal compliance policies that may affect, among other things, the sale of the Funds and/or shares covered hereunder.  Notwithstanding any provision to the contrary, written notice of such policies and procedures will be deemed to be adequate notice to Distributor without further requirement that Distributor approve or agree to such policies or restrictions.

In the event that Distributor or the Funds detect trading patterns that they believe indicate that one or more Clients are engaged in market timing activities and so notify UBS-FS, UBS-FS will take reasonable steps to assist Distributor and the Funds in deterring such market timing activity.  UBS-FS agrees to comply with any restrictions and limitations on purchases, redemptions and exchanges described in the Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e market timing) and any share purchase eligibility requirements.  If UBS-FS detects a pattern of purchases, redemptions and/or exchanges of shares that appears to evidence market timing, UBS-FS shall promptly notify Distributor and the Funds in writing of such pattern.  To the extent that the Prospectus is ambiguous regarding the actions that constitute market timing, Distributor and the Funds acknowledge that UBS-FS shall monitor purchases, redemptions and exchanges based on UBS-FS’ determination, in its sole discretion, of the definition of market timing.

For the avoidance of doubt, paragraph 2(c) shall not apply to trading in the Programs.

3.

Services to be Provided by UBS-FS.  Pursuant to this Agreement, UBS-FS will render or cause to be rendered ongoing services to, and maintenance of shareholder accounts for Clients who hold Shares.  These services may include but are not limited to:

(a)

providing Clients with Fund Prospectuses, SAIs, educational publications and other Fund information;

(b)

helping Clients to complete Fund forms and to designate and update dividend options, account designations, and mailing addresses;

(c)

processing telephonic, mail and in-person inquiries regarding the Funds;

(d)

researching and providing historical activity information about Shares for periods prior to Client’s purchase of such Shares;

(e)

coordinating bank-to-bank wire transfers in connection with transactions in Shares, on transfers for which no separate fee is charged to Clients; and

(f)

providing such other assistance and support to Clients as the parties may agree upon from time to time.

In no event shall such services include investment advice.

4.

Representations, Warranties and Acknowledgements.

(a)

Each of the parties hereto hereby represents and warrants to each other party that:

i)

the person executing this Agreement on behalf of each party is duly authorized to execute and deliver this Agreement on behalf of the party; and

ii)

it has, in connection with Distributor’s Agreement to pay the Distribution Support Fee and Distribution Sales Fee, taken all steps necessary to comply with regulatory and disclosure requirements regarding payment of the Distribution Support Fee and Distribution Sales Fee.

(b)

Each of UBS-FS and Distributor hereby represents and warrants to each other that it is in compliance with the applicable rules and regulations that apply to brokerage fee arrangements between mutual fund companies and broker-dealers, has established policies and procedures reasonably designed to ensure compliance with such applicable rules and regulations, and has distributed adequate disclosure pursuant to such rules and regulations to all recipients entitles to such information.

(c)

Distributor hereby represents and warrants to UBS-FS that:

i)

a copy of the Fund's Prospectus has been furnished to each customer who opens an account directly with a Fund and thereafter transfers those shares into a UBS-FS brokerage account;

ii)

each Fund's Prospectus contains appropriate disclosure regarding fees that may be charged by independent brokers;

iii)

each Fund's Shares have been registered or qualified for sale under the federal securities laws and that appropriate notice filings or other qualifications have been made under the securities laws of those states and jurisdictions in which Distributor or the Fund has advised UBS-FS that such Shares may be offered and sold, and that each Fund's registration statement complies in all material respects with applicable regulatory and disclosure requirements, and that, absent written notice to the contrary, UBS-FS will assume that shares of each Fund are registered in every state and jurisdiction that requires registration prior to sale;

iv)

payment of the Distribution Support Fee and Distribution Sales Fee will not violate the provisions of any contracts or agreements to which it or the Funds are a Party, including without limitation any distribution arrangements between Distributor and the Funds; and

v)

it has established and maintains an anti-money laundering program and/or procedures in accordance with all applicable laws, rules and regulations of its own jurisdiction including, where applicable, the Bank Secrecy Act (as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and will adopt appropriate policies, procedures and internal controls to be fully compliant with any additional laws, rules or regulations, including the Bank Secrecy Act, to which it may become subject, to the extent applicable to any of Distributor’s activities under this Agreement.

In addition, Distributor acknowledges receipt of UBS-FS’ Non-Cash Compensation Policy and agrees to comply with this policy and provide prompt notice to UBS-FS if Distributor becomes aware of activity that may constitute a violation of this policy.

(d)

Each Fund hereby represents and warrants to UBS-FS that:

i)

it has filed a notification of election on Form N-18F-1 notifying the SEC that it has committed to pay in cash all requests for redemption by any shareholder of record subject to the limitations set forth in rule 18f-1 under the 1940 Act; and

ii)

the person executing this Agreement on behalf of the Fund is duly authorized to execute and deliver this Agreement on behalf of the Fund.

(e)

UBS-FS represents and warrants to the Distributor that:

i)

it and the persons executing this Agreement on its behalf are duly authorized to execute and deliver this Agreement on behalf of UBS-FS;

ii)

it is in compliance with the applicable rules and regulations that apply to brokerage fee arrangements between mutual fund companies and broker-dealers, has established policies and procedures reasonably designed to ensure compliance with such applicable rules and regulations, and has distributed adequate disclosure pursuant to such rules and regulations to all recipients entitles to such information;

iii)

it is duly registered as a broker/dealer under the 1934 Act; that it is qualified to act as a broker/dealer in the states and jurisdictions where it transacts business; and that, to its knowledge, it is a member in good standing of the NASD;

iv)

it has established and maintains an anti-money laundering program and/or procedures in accordance with all applicable laws, rules and regulations of its own jurisdiction including, where applicable, the Bank Secrecy Act (as amended by the PATRIOT Act). UBS-FS further represents that it will adopt appropriate policies, procedures and internal controls to be fully compliant with any additional laws, rules or regulations, including the Bank Secrecy Act, to which it may become subject; UBS-FS applies, and will continue to apply, its anti-money laundering program and/or procedures to all customers/investors, and will take appropriate steps in accordance with the laws of its own jurisdiction to ensure that all required relevant documentation is retained, including identification relating to those customers/investors; and UBS-FS represents that it complies with the United States regulations imposed by the Treasury Departments' Office of Foreign Assets Control (“OFAC”) including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, which prohibit, among other things, the engagement in transactions with, holding the securities of, and the provision of services to certain embargoed foreign countries and specially designated nationals, specially designated narcotics traffickers, terrorist sanctions, and other blocked parties; and

v)

it has policies, procedures and internal controls reasonably designed to (i) identify frequent trading in Shares; (ii) prevent any order received by it after the close of trading on the New York Stock Exchange from being executed; and (iii) comply with all other purchase, redemption or exchange restrictions and requirements stated in the Prospectus or SAI.  Upon receiving a request from the Funds, UBS-FS agrees to provide the Funds with a certificate that certifies that that it has policies, procedures and internal controls as described in the immediately preceding sentence.

5.

Compensation.  (a) In return for providing the services set forth in Section [_], Distributor will pay UBS-FS:

(i)

the sales commissions and reallowance set forth in the Prospectus of the applicable Fund, which may take the form of a front-end, deferred or asset-based sales charge, as defined in NASD Conduct Rule 2830(b);

(ii)

an asset-based service fee for each Fund equal in amount to the percentage of net assets set forth in the Prospectus, calculated in the manner set forth in the Prospectus, and paid in the manner set forth in the Prospectus;

(iii)

a quarterly sales fee at the rate of .05% (5 basis points) of all sales of fund shares ( “Distribution Sales Fee”);

(iv)

0.10% (10 basis points) per annum of the value of the average monthly equity assets, 0.075% (7.5 basis points) per annum of the value of the average monthly fixed-income assets, and 0.05% (5.0 basis points) per annum of the value of the average monthly index fund assets that are invested in each Fund (the “Asset Base”), to be computed and paid on a [quarterly] basis, in consideration of distribution, marketing support and other services;

(v)

0.10% (10 basis points) per annum of the value of the average daily equity assets and 0.075% (7.5 basis points) per annum of the value of the average daily fixed-income assets that are invested through the Programs in each Fund (together with the assets described in paragraph 5(a)(iv), the “Asset Base”), to be computed and paid on a [quarterly] basis, in consideration of distribution, marketing support and other services (together with the compensation described in paragraph 5(a)(iv), the “Distribution Support Fee”); and

(vi)

the compensation described in Addendum R;

For the avoidance of doubt, the compensation described in paragraphs 5(a)(i) and 5(a)(iii) shall not apply to Shares sold through the Programs.

Distributor will make each quarterly payment as described in this Section 5(a) within 60 days of the end of the applicable calendar quarter upon receipt of an itemized invoice from UBS-FS.  Both the Distribution Support Fee and the Distribution Sales Fee, together with any other distribution support fees paid to UBS-FS by Distributor, are subject to an overall annual cap (the “Distribution Compensation Cap”).  UBS-FS shall inform Distributor of the Distribution Compensation Cap, as well as any adjustments to the Distribution Compensation Cap determined by UBS-FS, in its sole discretion, from time to time.  The parties agree that the Distribution Support Fee applies to all assets, and the Distribution Sales Fee applies to all sales, covered by this Agreement with the exception of Qualified Plan assets held at financial institutions.

(a)

In the case of Funds whose shares are sold with a sales charge, Clients may be entitled to a reduction in sales charges on purchases made under a letter of intent (“Letter of Intent”) in accordance with the Prospectus of the applicable Fund.  In such case, UBS-FS’ sales commissions and reallowance will be paid based upon the reduced sales charge, but an adjustment will be made as described in the Prospectus of the applicable Fund to reflect actual purchases of the Client if such Client should fail to fulfill their Letter of Intent.  The sales charge and/or reallowance may be changed only upon reasonable advance written notice to UBS-FS.  Further, Clients also may be entitled to a reduction in sales charges on purchases made through a right of accumulation in accordance with the Prospectus of the applicable Fund.  Under a right of accumulation, Clients are permitted to purchase shares of a Fund at the then current public offering price per share applicable to the total of (i) the dollar amount of shares then being purchased, plus (ii) an amount equal to the then current net asset value or public offering price originally paid per share, whichever is higher, of the Client's combined holdings of the shares of such Fund and of any other open-end registered investment company as may be permitted by the Prospectus of the applicable Fund.  In such case, UBS-FS agrees to furnish to Distributor or the TA sufficient information to permit Distributor’s confirmation of qualification for a reduced sales charge, and acceptance of the purchase order is subject to such confirmation. Further, UBS-FS agrees to advise Distributor promptly at Distributor’s request as to amounts of any and all purchases of Fund shares made by UBS-FS, as agent for its Clients, qualifying for a reduced sales charge.

(b)

For any communication to Fund shareholders that UBS-FS makes on behalf of Distributor pursuant to this Agreement, Distributor will provide UBS-FS with copies of the communications in amounts as UBS-FS may reasonably request and Distributor will reimburse UBS-FS for all reasonable out-of-pocket expenses that UBS-FS incurs in mailing such shareholder communications, including the cost of any mailing agent.  In addition, Distributor will reimburse UBS-FS for any reasonable out-of-pocket costs it incurs to receive, tabulate and transmit proxies.

(c)

Upon execution of an amendment pursuant to Section [_] of this Agreement, the parties may change or discontinue any fee schedule or agree on a revised schedule.  With respect to services provided after the effective date of any change in or discontinuance of a fee schedule, any fees will be allowable or payable to UBS-FS only in accordance with such change, discontinuance, or termination.  Services provided before the effective date of any such change, discontinuance, or termination will be subject to the fee schedule that was in effect at the time the services were provided.  Distributor hereby agrees to notify UBS-FS in writing of any increase in the amount of 12b-1 fees paid to UBS-FS pursuant to paragraph (a) of this Section 5.

6.

Indemnification.  (a)  Distributor will indemnify and hold harmless UBS-FS, each director, officer, employee, and agent of UBS-FS, and each person who is or may be deemed to be controlling, controlled by or under common control with UBS-FS from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's fees) resulting from (i) the willful misconduct or negligence, as measured by industry standards, of Distributor, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement;  (ii) any violation of any law, rule, or regulation relating to the registration or qualification of shares of a Fund;  (iii) any untrue statement, or alleged untrue statement, of a material fact contained in any Fund's registration statement or any offering documents, sales literature, or marketing materials that Distributor, a Fund or any of their affiliates provide to UBS-FS or to Information Vendors, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any breach or violation of the representations, warranties, or covenants set forth in Exhibit B hereto; provided, however, that Distributor will not be liable for indemnification hereunder to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or negligence, as measured by industry standards, of UBS-FS or its affiliates.   This right of indemnification will survive the termination of this Agreement.

(b)

UBS-FS will indemnify and hold harmless Distributor and each director, officer, employee, and agent of Distributor and each person who is or may be deemed to be controlling, controlled by or under common control with Distributor, from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's fees) resulting from (i) the willful misconduct or negligence, as measured by industry standards, of UBS-FS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or (ii) any untrue statement, or alleged untrue statement, of a material fact contained in offering documents, sales literature, or marketing materials that UBS-FS or any of its affiliates produces and provides to Clients who are Fund shareholders, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that UBS-FS will not be liable for indemnification hereunder to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or negligence, as measured by industry standards, of Distributor or its affiliates.  This right of indemnification will survive the termination of this Agreement.

(c)

If any action, suit, or proceeding is initiated against any party indemnified hereunder (“Indemnified Party”) with respect to which such party intends to seek indemnification, the Indemnified Party will notify the other party (“Indemnifying Party”) of such action, suit, or proceeding promptly after service of the summons or other first legal process.  Such notice will be given by a means of prompt delivery that provides confirmation of receipt to the address detailed below under Section [_].  The failure of the Indemnified Party so to notify the Indemnifying Party will relieve the Indemnifying Party of its indemnity obligation with respect to that action, suit, or proceeding to the extent that such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party; failure to give prompt notice will not relieve the Indemnifying Party of any liability that it otherwise may have to the Indemnified Party.  The Indemnifying Party will be entitled to assume the defense of such action, suit, or proceeding.  If the Indemnifying Party elects to assume the defense thereof and retains counsel, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, unless (1) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (2) the Indemnified Party has reasonably concluded that there may be legal defenses available to it or other Indemnified Parties that are different from, or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (3) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the Indemnifying Party or Parties.  All such fees and expenses will be reimbursed promptly as they are incurred.  An Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent, or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties, except to the extent provided herein.  The Indemnifying Party will keep the Indemnified Party informed of all material developments and events relating to such action, suit, or proceeding.  If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it, which fees and expenses will be payable to the Indemnified Party at such intervals as the parties may determine or upon the Indemnifying Party's receipt of a bill related thereto.

In no case shall the indemnification provided in this Section [_] be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

7.

Treatment of Information Relating to the Parties.  (a)  Each Party safeguard and hold confidential from disclosure to unauthorized parties all “Confidential Information” of the other Parties.  For purposes of this Section, the term “Confidential Information” shall mean any and all information which is in any way connected with, derived from or related to the business of a Party, including without limitation, any business and financial records, any retail or institutional customer information, computer programs, technical data, investment information, lists, compilations, compositions, programs, plans, devices, descriptions, drawings, methods, techniques, processes, designs, theories concepts or ideas, and any information relating to the pricing or marketing policies, suppliers or customers of a Party.  Confidential Information shall not include information to the extent such information is (i) already known to the receiving Party free of any restriction at the time obtained, including information in the public domain; (ii) subsequently learned from an independent third party free of restriction; (iii) known through no wrongful act of either Party; or (iv) independently developed by one Party without reference to information which is confidential.

(b)

For purposes of this Section, only the officers, directors, and employees of Distributor and those of UBS-FS, including their respective accountants, auditors, and attorneys, shall be authorized parties, provided those individuals have a “need to know” the Confidential Information that is consistent with their respective positions and legal obligations and responsibilities.  In the event that one party (the “Disclosing Party”) is requested or required by a court of competent jurisdiction or by any regulatory body which regulates the conduct of the Disclosing Party to disclose any Confidential Information of the other party (the “Non-Disclosing Party”), the Disclosing Party shall provide the Non-Disclosing Party with prompt notice of any such request or requirement so that the Non-Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  If, in the absence of a protective order or other remedy or the receipt of a waiver by the Non-Disclosing Party, the Disclosing Party is nonetheless, in the opinion of counsel, required to disclose Confidential Information, the Disclosing Party may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises the Disclosing Party is required to be disclosed, provided that the Disclosing Party attempt to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Non-Disclosing Party, at the Non-Disclosing Party’s expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(c)

Each Party further acknowledges and agrees that, in the event of a breach by it of the provisions of this Section, the other party will suffer irreparable harm and damages and, accordingly, shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction.

(d)

Each Party acknowledges that it may receive information, including, but not limited to, certain account information, that is “non-public personal information” (“Protected Information”) under Section 248.3(t) of SEC Regulation S-P (“Reg. S-P”), in connection with the services it provides under the Agreement.  Each Party acknowledges and agrees that it is prohibited from disclosing or using Protected Information except in the ordinary course of business as necessary to carry out the terms of the Agreement and in compliance with (and not in violation of) Reg. S-P, including, but not limited to, Section 248.11 of Reg. S-P, and other applicable federal and state laws and regulations regarding privacy of consumer information.

(e)

No person is authorized to make any representations concerning shares of a Fund that are inconsistent with the Fund's currently effective registration statement, including exhibits thereto, or in the offering documents, sales literature, and marketing materials described in Section [_] below.  UBS-FS assumes no responsibility or liability for the representations contained in such registration statement or other materials.

(f)

UBS-FS will furnish, or cause to be furnished, to Distributor or its designee any offering documents, sales literature, and marketing materials (including materials disseminated through radio, television, or other electronic media) in which Distributor, any Fund, its investment adviser or subadviser is named, except that UBS-FS may use advertising, promotional, and other written materials relating to the availability of Shares if that material refers to the Funds or the Distributor only insofar as it includes the names of particular Funds and indicates that they are available to Clients or indicates generally that UBS-FS makes available to its Clients certain funds distributed by Distributor.

(g)

UBS-FS will furnish or cause to be furnished to Distributor sales material required to be furnished pursuant to Section [__] of this Agreement at least five Business Days prior to use, except that if an item of sales material has already been reviewed by Distributor and then is revised solely with respect to statistical data relating to the Funds, UBS-FS will furnish that material or cause it to be furnished to Distributor at least three days prior to use. (“Business Day” shall mean any day that the New York Stock Exchange is open for trading.)

(h)

No sales material that must be submitted to Distributor or its designee under this Section [_] shall be used if the Distributor or its designee objects to such use within five Business Days after receipt of such material (or, with respect to previously reviewed material that is being revised solely with respect to statistical data on the Funds, within three Business Days), provided however, that such consent shall not be unreasonably withheld.

(i)

Advertising and promotional materials for the Programs also may refer generally to the availability of Shares at net asset value, “no load,” or “load waived;” provided, however, that such materials also reflect that Program Clients will be charged an account management fee in connection with their participation in either Program.

(j)

Distributor acknowledges that Distributor or the Funds or any of their affiliates may provide information about the Funds to third-party mutual fund information vendors, such as Morningstar or Lipper Analytical Services, Inc. (the “Information Vendors”).  Distributor will review for completeness and accuracy any and all such information provided to the Information Vendors.  UBS-FS assumes no responsibility for information about the Funds available through these Information Vendors.

(k)

Neither Party will use the name of the other party in any manner without the other party's written consent, except that advertising, promotional, and other written materials relating to the availability of Fund shares through UBS-FS may include the names of particular Funds that are available to UBS-FS customers or may indicate generally that UBS-FS makes available to its customers certain funds administered by the Distributor and except as required by any applicable federal or state law, rule, or regulation.

(l)

Distributor agrees to comply with the Understanding Regarding the Accuracy, Completeness and Circumstances of Providing Written Materials, attached hereto as Exhibit B, and hereby makes the representations, warranties, and covenants set forth therein which shall be deemed to continue throughout the term of this Agreement.

(m)

The provisions of this Section [_] shall survive any termination of this Agreement.

8.

Amendments to Agreement.  Except as otherwise provided herein, this Agreement may be amended only by an instrument in writing signed by each Party.

9.

Duration and Termination of Agreement.  (a) This Agreement will continue in effect unless terminated as provided herein.  A party may terminate this Agreement without cause by giving the other party sixty (60) days’ written notice of its intention to terminate.  This Agreement will terminate automatically in the event of its “assignment” (as defined in the 1940 Act) and will terminate effective immediately upon notice by either UBS-FS or Distributor in the event that the NETWORKING Agreement is terminated; provided, however, that an assignment by UBS-FS to an affiliate of UBS-FS capable of providing the services contemplated herein pursuant to an internal restructuring of UBS-FS and affiliated entities will not constitute an assignment and will not require notice to, nor consent from, Distributor.  Further, to the extent permitted by Applicable Law, UBS-FS may delegate any of its responsibilities hereunder.  The termination of this Agreement with respect to any given Fund will not cause its termination with respect to any other Fund.

(b)

This Agreement will terminate, effective immediately upon notice of termination by the other party, if (i) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against a party; (ii) a party files a petition in bankruptcy or a petition seeking similar relief under any bankruptcy, insolvency, or similar law, or a proceeding is commenced against a party seeking such relief; (iii) a party is found by the SEC, the NASD, or any other federal or state regulatory agency or authority to have committed a felony violation of any applicable federal or state law, rule, or regulation arising out of its activities in connection with this Agreement; or (iv) a Fund rescinds or removes any authority or approval necessary for Distributor to enter into this Agreement.  Each party agrees to notify the other promptly in the event of any such filing, finding of violation, or other action under this paragraph.

(c)

The failure of a party to terminate this Agreement for a particular cause will not constitute a waiver of the right to terminate this Agreement at a later date for the same or another cause; provided, however, that any termination for an event specified in Section [_] above must occur within 120 days of the date on which the terminating party receives notice of the applicable filing or finding of violation.

(d)

After the date of termination of this Agreement (“Termination Date”), the compensation described in Section 5 hereof will continue to be due with respect to any Shares held by UBS-FS Clients on the Termination Date for so long as such Shares are held by the Client and UBS-FS continues to provide the services described in Section [_] hereof (other than services relating to shares purchased after the Termination Date).  UBS-FS agrees that, in the event of termination of the Agreement as provided in this Section [_], it shall provide Distributor with such reports and certificates as Distributor may reasonably request as necessary to determine that the continued payment of compensation has been calculated in accordance with this Agreement.  Payment of the Distribution Support Fee shall continue for so long as the Asset Base remains in UBS-FS accounts and UBS-FS is the broker of records for the Asset Base, unless Applicable Law prohibits such payments.  However, the Distribution Sales Fee shall cease upon the termination of this Agreement, in which case Distributor shall pay the Distribution Sales Fee on sales through the effective date of termination within 60 days of the effective date of termination.

(e)

If UBS-FS permits a client that withdraws from a Program to move Shares held in a Program to a different UBS-FS advisory program or UBS-FS brokerage account, the payment of compensation by the Distributor to UBS-FS with respect to such shares in a brokerage account shall be governed by the applicable terms in this Agreement.

10.

Arbitration.  In the event of a dispute with respect to this Agreement that the parties are unable to resolve themselves, such dispute will be settled by arbitration before arbitrators sitting in the Borough of Manhattan, New York, New York in accordance with the then existing NASD Code of Arbitration Procedure (“NASD Code”).  The arbitrators will act by majority decision, and their award may allocate attorneys' fees and arbitration costs between the parties. Their award will be final and binding between the parties, and such award may be entered as a judgment in any court of competent jurisdiction.  The parties agree that, to the extent permitted by the NASD Code, the arbitrators will be selected from the securities industry.

11.

Miscellaneous.  (a)  This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of choice of laws.

(b)

If any provision of this Agreement is held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of the Agreement will continue to be valid and enforceable.

(c)

The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of the Agreement or otherwise affect their meaning or interpretation.

(d)

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

(e)

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given under this Agreement will be given in writing and delivered by (1) personal service, (2) postage prepaid mail -- return receipt requested, (3) facsimile machine or (4) a similar means of same day delivery which provides evidence of receipt (each with a confirming copy by mail as set forth herein).  All notices to UBS-FS will be given or sent to its offices at:

UBS Financial Services Inc.

1000 Harbor Blvd, 7th Floor

Weehawken, NJ  07086

Attention: Non-Proprietary Mutual Funds Department – Vendor Contracts Dept.

with a copy to:

UBS Financial Services Inc.

Legal Department

1200 Harbor Blvd, 10th Floor

Weehawken, NJ  07086

Attention: Retail Products Group – Non-Proprietary Mutual Funds.

All notices to Distributor will be given or sent to:

[____________________]

[____________________]

[____________________]

[____________________]

Each party may change the address to which notices will be sent by giving written notice to the other party.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above by a duly authorized representative of the parties hereto:

(please print or type)

[DISTRIBUTOR]

By:________________________________________________

Name:

Title:

Date:_______________________________________________

___________________________________________________

On behalf of the Funds listed on Exhibit A to this Agreement

By:________________________________________________

Name:

Title:

Date:__________________________

UBS FINANCIAL SERVICES INC. By:_________________________________ Name: Title: Date:__________________________	UBS FINANCIAL SERVICES INC. By:_________________________________ Name: Title: Date:__________________________

EXHIBIT A

Distributor is the principal underwriter and distributor for each of the following Funds that are parties to the Agreement:

(Insert Fund Names and Applicable Restrictions Here)

Mutual Fund	Share Class	Restrictions

EXHIBIT B

UNDERSTANDING REGARDING THE

ACCURACY, COMPLETENESS AND CIRCUMSTANCES OF PROVIDING

WRITTEN MATERIALS

UBS Financial Services Inc. and its affiliates (“UBS-FS”) have a formal policy relating to all offering documents, sales literature, and marketing materials1 of outside mutual fund products made available through UBS-FS, including all such materials distributed or made available by the mutual fund companies (“Distributor”).  Therefore, all such materials must be provided in advance to UBS-FS’ Non-Proprietary Mutual Funds Department for review and approval before use, and all such materials must be up-to-date as of the time they are distributed or made available by Distributor to UBS-FS personnel, including, but not limited to, UBS-FS’ employees, agents and representatives.  In addition, for all such materials that Distributor distributes or makes available to UBS-FS personnel, Distributor represents, warrants and covenants now and in the future that:

1.

Public Materials:  All materials intended for public dissemination which are distributed or made available by Distributor to UBS-FS personnel have been submitted to and cleared by the United States Securities and Exchange Commission or the National Association of Securities Dealers, Inc. (“NASD”), as appropriate for use by an NASD member, and comply with applicable laws, rules and regulations.

2.

Continuing Compliance:  Distributor acknowledges that the distribution to UBS-FS personnel of the above-referenced materials that are not in compliance with the above statements is strictly prohibited, and Distributor acknowledges that UBS-FS is relying on Distributor fulfilling Distributor’s obligations and agreements hereunder.  Further, Distributor will take all reasonable actions to prevent the distribution to UBS-FS personnel of any such materials that are inconsistent with these representations.

1Sales literature, marketing materials and "Internal Use Only" documents include, but are not limited to:  broker-dealer kits; brochures; newsletters; advertisements; documents regarding sales promotions or contests; questions and answer sheets; scripts; speech outlines or other public presentations; prospecting or solicitation letters; slide presentations; audiotapes and videotapes; columns prepared for outside publications; reprints or excerpts from published materials; and any documents or materials adapted from the above materials.

EXHIBIT C

The following wrap-fee programs sponsored by UBS Financial Services Inc. shall be available under this Agreement:

529 PLAN ADDENDUM

UBS Financial Services Inc. currently provides distribution assistance and shareholder services, with respect to certain open-end investment companies for which _________________ (“Distributor”) is the distributor, pursuant to a Selling Agreement (together with all exhibits hereto and as supplemented by amendments and addendums from time to time, the “Selling Agreement”).  Capitalized terms not defined herein are defined in the Selling Agreement.  Distributor are also the distributor of agreements and/or applications (“Participation Agreements”) and interests (“Plan Interests”) in a “qualified state tuition plan” (the “Plan ”) governed by section 529 of the Internal Revenue Code of 1986, as amended (the “Code”), including the trust thereunder (the “Trust”), the assets of which are invested in shares of certain registered investment companies managed by _________________.  Distributor hereby appoints UBS Financial Services Inc., directly and through each of its affiliates as it may choose in its sole discretion (“UBS-FS”) to offer and sell such Plan Interests in accordance with the Selling Agreement and the following terms and conditions of this Addendum (the “Addendum”) to the Selling Agreement:

1.

Offer and Sale of Plan Interests.  UBS Financial Services is authorized to offer and sell Plan Interests only in accordance with this Addendum, the most current official description of the Plan (the “Description”) provided to UBS-FS by Distributor, the Participation Agreements, and such terms and conditions and procedures as Distributor and UBS-FS may from time to time agree.  All Participation Agreements and purchases of Plan Interests are subject to acceptance by Distributor and become effective for purposes of this Addendum only upon confirmation by Distributor.  Distributor understands and agrees that UBS-FS is acting only as a broker, and not as a dealer or an underwriter, in offering Plan Interests to UBS-FS’ customers.

2.

Compensation.  (a) In consideration for providing the services set forth in this Addendum, Distributor will pay to UBS-FS the sales commissions set forth on Schedule A hereto.  On a [monthly] [quarterly] basis while this Addendum is in effect, Distributor shall also make payments to UBS-FS based on Plan contributions and/or Plan account balances in consideration of UBS-FS furnishing distribution and related services hereunder, all as set forth on Schedule A.  Any such payments shall be based on the net assets invested in Plan accounts established by UBS-FS’ customers, including all contributions thereto and earnings thereon, and in such amounts as are set forth in Schedule A hereto, as modified from time to time.  In the event of the termination of this Addendum, Distributor will continue to pay UBS-FS the ongoing service fees described in Schedule A for balances in Plan accounts placed by or through UBS-FS prior to the termination of this Addendum.

(b) For any communication to UBS-FS’ customers that UBS-FS makes pursuant to this Addendum, Distributor will provide UBS-FS with copies of the communications in amounts as UBS-FS may reasonably request and Distributor will reimburse UBS-FS for all reasonable out-of-pocket expenses that UBS-FS incurs in mailing such customer communications, including the cost of any mailing agent.  In addition, Distributor will reimburse UBS-FS for any reasonable out-of-pocket costs that UBS-FS incurs to receive, tabulate and transmit proxies.

(c) UBS-FS shall provide to Distributor, on a timely basis, such information as Distributor may reasonably request to enable Distributor to provide to any governmental authority having a Plan responsibility (a “Governmental Authority”), a report concerning the amounts expended pursuant to this Section 2, except where the provision of such information is prohibited by UBS-FS’ duty of confidentiality to its customers or by law.

3.

Distributor’s Representations and Warranties.  Distributor hereby represents and warrants to UBS-FS that:

(a) Distributor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and it has the power and authority to execute and deliver this Addendum and to perform the services contemplated hereby.

(b) Distributor is registered under the 1934 Act, as a municipal securities dealer and is a member in good standing of the NASD and that it and all of its personnel who will engage in any services under this Addendum will at the time thereof be duly qualified and licensed to do so.

(c) The Plan Interests constitute “municipal securities” as defined under the 1934 Act, and Distributor, and every natural person associated with Distributor who is required to be so qualified, are qualified to effect transactions in municipal securities.  Distributor will comply with all rules of the Municipal Securities Rulemaking Board (the “MSRB”) as in effect or otherwise applicable from time to time in connection with its actions as the distributor of the Participation Agreements and the Plan Interests.  Distributor will not offer or sell any Plan Interests except in compliance with all applicable Federal and State securities and other laws, including all applicable rules of the NASD and MSRB.

(d) Distributor agrees to notify UBS-FS immediately in the event of (i) Distributor’s expulsion or suspension from the NASD, disqualification under the MSRB rules, or becoming subject to any enforcement action in connection with this Addendum by the SEC, NASD, or MSRB, or (ii) Distributor’s material violation of any applicable federal or state law, rule or regulation, including, but not limited to, those of the SEC, NASD, MSRB or other self-regulatory organization, arising out of or in connection with this Addendum, or which may otherwise affect in any material way Distributor’s ability to act in accordance with the terms of this Addendum.

(e) The Participation Agreements and Plan Interests have either been registered or qualified for sale under the 1933 Act, or are exempt from registration pursuant to Section 3(a)(2) of the 1933 Act.

(f) The issuer of the Participation Agreements and the Plan Interests is __________, which Trust is either registered as an investment company under the 1940 Act, or as a governmental authority or instrumentality of the State of _________ is not required by virtue of its participation as issuer in the Plan to register as an investment company pursuant to Section 2(b) of the 1940 Act.

(g) Any required notice filings or other qualifications have been made under the securities laws of those states and jurisdictions in which Distributor has advised UBS-FS that the Participation Agreements and Plan Interests may be offered and sold, and the Description of the Participation Agreements and Plan Interests complies in all material respects with applicable regulatory and disclosure requirements.  Absent written notice to the contrary, UBS-FS may assume that the Participation Agreements and Plan Interests are registered or qualified for sale in every state and jurisdiction that requires such registration or qualification prior to sale.

4.

UBS Financial Services’ Representations and Warranties.  UBS-FS hereby represents and warrants to Distributor that:

(a) UBS-FS is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the power and authority to execute and deliver this Addendum and to perform the services contemplated hereby.

(b) UBS-FS is registered under the 1934 Act as a municipal securities dealer and is a member in good standing of the NASD and that UBS-FS and all of its personnel who will engage in any services under this Addendum will at the time thereof be duly qualified and licensed to do so.

(c) UBS-FS, and every natural person associated with UBS-FS who is required to be so qualified, is qualified to effect transactions in municipal securities.  UBS-FS will comply with all rules of the MSRB as in effect or otherwise applicable from time to time in connection with its actions in offering and selling the Plan Interests.  UBS-FS will not offer or sell any Plan Interests except in compliance with all applicable Federal and State securities and other laws, including all applicable rules of the NASD and MSRB.

(d) UBS-FS agrees to notify Distributor immediately in the event of (i) UBS-FS’ expulsion or suspension from the NASD, disqualification under the MSRB rules, or becoming subject to any enforcement action in connection with this Addendum by the SEC, NASD, or MSRB, or (ii) UBS-FS’ material violation of any applicable federal or state law, rule or regulation, including, but not limited to, those of the SEC, NASD, MSRB or other self-regulatory organization, arising out of or in connection with this Addendum, or which may otherwise affect in any material way UBS-FS’ ability to act in accordance with the terms of this Addendum.

5.

Offering Materials.  (a) No person is authorized to make any representation concerning Plan Interests except those consistent with the currently applicable Description or in currently applicable information issued by Distributor, the Plan, or the Trust as information supplemental thereto, including supplemental sales materials (together with the Description, the “Offering Materials”).  In offering Plan Interests, UBS-FS will rely solely on the representations in the Offering Materials.  Distributor shall supply to UBS-FS reasonable quantities of the Offering Materials as issued.  UBS-FS will not use other advertising or sales material relating to the Plan unless they are consistent with the Offering Materials.

(b) Distributor agree that all written and electronic Offering Materials pertaining to the Plan and Plan Interests that Distributor provides to UBS-FS will be accurate and up-to-date as of the time they are provided to UBS-FS, that all such Offering Materials comply in all material respects with any applicable NASD and/or MSRB rules regarding communications with the public, and, to the extent required by applicable rules, that all such materials and literature have been filed with the NASD and/or the MSRB.

(c) Distributor agrees to notify UBS-FS promptly of any changes in the Offering Materials related to the Plan or the Plan Interests and of any material inaccuracy in any of the foregoing.

6.

Specific MSRB Obligations.  (a) UBS-FS acknowledges that it is its responsibility to insure that the Plan Interests offered and sold to each of UBS-FS’ customers in accordance with the suitability requirements of MSRB rule G-19.  UBS-FS understand that it has no discretionary authority (i.e., without instruction from UBS-FS’ customer) under this Addendum to cause any distribution, withdrawal or transfer to be made from or under the Plan or any account thereof or in connection with any change of ownership of any Plan account or the beneficiary of any such account.

(b) Distributor acknowledges that it is Distributor’s responsibility to comply with the reporting, delivery and recordkeeping obligations imposed by the MSRB rules and by rule 15c2-12 under the 1934 Act with respect to the Plan Interests and Participation Agreements offered through the Plan, except with respect to obligations, if any, that may be specifically imposed on UBS-FS as a selling broker.

7.

Termination and Amendment.  (a) Distributor may, without advance notice, suspend sales or withdraw the offering of Plan Interests at any time.  UBS-FS may discontinue offering the Plan Interests to its customers at any time.  Either Distributor or UBS-FS may terminate this Addendum by giving 30 days’ written notice to the other.  Such notice shall be deemed given on the date on which it is delivered personally or was mailed postpaid or delivered to a telegraph office for transmission to Distributor or UBS-FS, as applicable.

(b) This Addendum may only be modified by a written amendment signed by both parties.

8.

Sales Guidelines and Policies; UGMA/UTMA Accounts.  (a) Distributor acknowledges that UBS-FS has provided Distributor with certain of UBS-FS’ internal sales guidelines and requirements (the “Sales Guidelines”) and that these Sales Guidelines may be amended and updated from time to time.  Distributor agrees not to accept any applications for the Plan Interests from any of UBS-FS’ customers that are resident in jurisdictions in which UBS-FS has prohibited sales of Plan Interests, as reflected in the most recent Sales Guidelines that UBS-FS has provided to Distributor.

(b)

Upon UBS-FS’ request, Distributor will provide UBS-FS with a list of all of the accounts of UBS-FS’ customers that have been established with funds from UGMA/UTMA accounts.  Distributor hereby confirm that Distributor has established procedures reasonably designed to restrict such customers who have established accounts with UGMA/UTMA funds from changing the names of their designated beneficiaries.

(c)

Distributor understands that UBS-FS has in place a sales policy with respect to retail sales of Plan Interests acquired using B Structure and Class B Fee Structures of all Funds and Plan s that, among other things:  (i) prohibits soliciting or recommending Class B purchases in the amount of $50,000 to $249,999; (ii) requires that any unsolicited Class B purchases in the amount of $100,000 to $249,999 be accompanied by an executed client disclosure letter; and (iii) prohibits single Class B purchases in the amount of $250,000 or more, whether solicited or unsolicited.

IN WITNESS WHEREOF, this Addendum has been executed as of the __ day of _________, 20__, by duly authorized representatives of the parties hereto.

[DISTRIBUTOR]

By:________________________________________________

Name:

Title:

UBS FINANCIAL SERVICES INC. By:_________________________________ Name: Title:	UBS FINANCIAL SERVICES INC. By:_________________________________ Name: Title:

SCHEDULE A – COMPENSATION

CLASS R ADDENDUM

UBS Financial Services Inc. currently provides distribution assistance and shareholder services, with respect to certain open-end investment companies for which [DISTRIBUTOR] (“Distributor”) is the distributor, pursuant to a Selling Agreement (together with all exhibits hereto and as supplemented by amendments and addendums from time to time, the “Selling Agreement”).  Capitalized terms not defined herein are defined in the Selling Agreement.  Capitalized terms not defined herein are defined in the Selling Agreement.

In consideration of UBS-FS selling [FUND COMPANY] managed mutual fund Class R Shares, the Distributor will pay UBS-FS ongoing compensation on a quarterly basis, at the applicable annual rate set forth below, of the average daily net asset value of the [FUND COMPANY] mutual fund Class R Shares that are held in an account assigned to UBS-FS at the end of the quarter for which payment is made.

Share Class	Annual Compensation Rate
[ ]	[ ]% ([ ] basis points)

Compensation will be paid quarterly (currently during March, June, September and December for the three-month period immediately preceding those months). The payment of this ongoing compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time.

IN WITNESS WHEREOF, this Addendum has been executed as of the __ day of _________, 20__, by duly authorized representatives of the parties hereto.

[DISTRIBUTOR]

By:________________________________________________

Name:

Title:

UBS FINANCIAL SERVICES INC. By:_________________________________ Name: Title:	UBS FINANCIAL SERVICES INC. By:_________________________________ Name: Title:

[FORM ADDENDUM]

UBS Financial Services Inc. currently provides distribution assistance and shareholder services, with respect to certain open-end investment companies for which [DISTRIBUTOR] (“Distributor”) is the distributor, pursuant to a Selling Agreement (the “Selling Agreement”).  Capitalized terms not defined herein are defined in the Selling Agreement.  Capitalized terms not defined herein are defined in the Selling Agreement.

IN WITNESS WHEREOF, this Addendum has been executed as of the __ day of _________, 20__, by duly authorized representatives of the parties hereto.

[DISTRIBUTOR]

By:________________________________________________

Name:

Title:

UBS FINANCIAL SERVICES INC. By:_________________________________ Name: Title:	UBS FINANCIAL SERVICES INC. By:_________________________________ Name: Title: